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                                                                    EXHIBIT 12.1
                                PROLOGIS TRUST

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

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                                            Six Months Ended
                                              June 30,                                Year Ended December 31,
                                         --------------------       ------------------------------------------------------------
                                           1998        1997           1997          1996          1995         1994       1993
                                         --------    --------       --------      --------      --------     ---------   -------
Net Earnings from Operations             $ 68,993    $ 53,672       $ 32,371      $ 79,384      $ 47,660     $  25,066   $ 4,412
Add:
    Interest Expense                       34,007      24,558         52,704        38,819        32,005         7,568       321
                                         --------    --------       --------      --------      --------     ---------   -------
Earnings as Adjusted                     $103,000    $ 78,230       $ 85,075      $118,203      $ 79,665     $  32,634   $ 4,733
                                         =========   ========       ========      ========      ========     =========   =======

Fixed Charges:
    Interest Expense                     $ 34,007    $ 24,558       $ 52,704      $ 38,819      $ 32,005     $   7,568   $   321
    Capitalized Interest                    8,928       8,505         18,365        16,138         8,599         2,208        98
                                         --------    --------       --------      --------      --------     ---------   -------

         Total Fixed Charges             $ 42,935    $ 33,063       $ 71,069      $ 54,957      $ 40,604     $   9,776   $   419
                                         ========    ========       ========      ========      ========     =========   =======

Ratio of Earnings to Fixed Charges            2.4         2.4           1.2            2.2           2.0           3.3      11.3
                                         ========    ========       ========      ========      ========     =========   =======
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